CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Form N-1A of our report dated August 25, 1999, relating to the financial statements and financial highlights which appears in the July 31, 1999 Annual Report to Shareholders of INVESCO Stock Funds, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Denver, Colorado
July 20, 2000